As filed with the Securities and Exchange Commission on December 14, 2021
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________________________

LYONDELLBASELL INDUSTRIES N.V.	LYB INTERNATIONAL FINANCE B.V. LYB INTERNATIONAL FINANCE II B.V.
(Exact name of registrant as specified in its charter)	(Exact name of each registrant as specified in its charter)
______________________________________________________________

The Netherlands	The Netherlands
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0646235	98-1109195, 98-1287217
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

4th Floor, One Vine Street London, W1J0AH The United Kingdom +44 (0)207 220 2600	Delftseplein 27E 3013AA Rotterdam The Netherlands +31 (0)10 275 5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Kaplan 4th Floor, One Vine Street London, W1J0AH The United Kingdom +44 (0)207 220 2600	Jeffrey A. Kaplan Delftseplein 27E 3013AA Rotterdam The Netherlands +31 (0)10 275 5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

LYB International Finance III, LLC (Exact name of registrant as specified in its charter) Delaware
(State or other jurisdiction of incorporation or organization)
81-5180761
(I.R.S. Employer Identification Number)
Jeffrey A. Kaplan 1221 McKinney St. Houston, Texas 77010 USA +1 (713) 309-7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________________________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1)
Ordinary shares, par value €0.04 per share, of LyondellBasell Industries N.V.
Debt Securities of LyondellBasell Industries N.V., LYB International Finance B.V., LYB International Finance II B.V. and LYB International Finance III, LLC
Guarantees by LYB International Finance B.V., LYB International Finance II B.V. and LYB International Finance III, LLC of LyondellBasell Industries N.V. Debt Securities (2)
Guarantees by LyondellBasell Industries N.V. of LYB International Finance B.V., LYB International Finance II B.V. and LYB International Finance III, LLC Debt Securities (2)
Warrants of LyondellBasell Industries N.V.
Units (3)

(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees, which will be paid in advance or on a pay-as-you-go basis.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.
(3) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS
LyondellBasell Industries N.V.
ORDINARY SHARES
DEBT SECURITIES
WARRANTS
GUARANTEES
UNITS

LYB International Finance B.V.
LYB International Finance II B.V.
LYB International Finance III, LLC
DEBT SECURITIES
GUARANTEES
UNITS
We or selling securityholders may from time to time offer to sell the securities listed above in one or more classes or series in amounts, at prices and on terms that will be determined at the time of the offering.
Each time we or a selling securityholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
LyondellBasell Industries N.V.’s ordinary shares are listed on the New York Stock Exchange under the symbol “LYB.”
You should consider carefully the risk factors included in our periodic reports filed with the Securities and Exchange Commission and the applicable prospectus supplement before you invest in our securities.
________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________________
The date of this prospectus is December 14, 2021.

________________________________________________
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but our business, financial condition or results of operations may have changed since that date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.
We based forward-looking statements on our current expectations, estimates and projections of our business and the industries in which we operate. We caution you that these statements are not guarantees of future performance. They involve assumptions about future events that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. Our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:
•the cost of raw materials represents a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil, natural gas liquids and/or natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers due to the significant competition that we face, the commodity nature of our products and the time required to implement pricing changes;
•our operations in the United States (“U.S.”) have benefited from low-cost natural gas and natural gas liquids; decreased availability of these materials (for example, from their export or regulations impacting hydraulic fracturing in the U.S.) could reduce the current benefits we receive;
•if crude oil prices fall materially, or remain low relative to U.S. natural gas prices, we would see less benefit from low-cost natural gas and natural gas liquids and it could have a negative effect on our results of operations;
•industry production capacities and operating rates may lead to periods of oversupply and low profitability;
•we may face unplanned operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failures, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental incidents) at any of our facilities, which would negatively impact our operating results; for example, because the Houston refinery is our only refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;
•changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate could increase our costs, restrict our operations and reduce our operating results;
•our ability to execute our organic growth plans may be negatively affected by our ability to complete projects on time and on budget;
•our ability to acquire new businesses and assets and integrate those operations into our existing operations and make cost-saving changes in operations;
•uncertainties associated with worldwide economies could create reductions in demand and pricing, as well as increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty default;

•uncertainties related to the extent and duration of the pandemic-related decline in demand, or other impacts due to the pandemic in geographic regions or markets served by us, or where our operations are located, including the risk of prolonged recession;
•the negative outcome of any legal, tax and environmental proceedings or changes in laws or regulations regarding legal, tax and environmental matters may increase our costs, reduce demand for our products, or otherwise limit our ability to achieve savings under current regulations;
•any loss or non-renewal of favorable tax treatment under agreements or treaties, or changes in laws, regulations or treaties, may substantially increase our tax liabilities;
•we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;
•we rely on continuing technological innovation, and an inability to protect our technology, or others’ technological developments, could negatively impact our competitive position;
•we may be unable to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers, and reduce our emissions;
•we have significant international operations, and fluctuations in exchange rates, valuations of currencies and our possible inability to access cash from operations in certain jurisdictions on a tax-efficient basis, if at all, could negatively affect our liquidity and our results of operations;
•we are subject to the risks of doing business at a global level, including wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results;
•if we are unable to comply with the terms of our credit facilities, indebtedness and other financing arrangements, those obligations could be accelerated, which we may not be able to repay; and
•we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses.
Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.
All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 regarding the securities we or selling securityholders may offer from time to time. This prospectus does not contain all of the information found in the registration statement. For further information regarding LyondellBasell Industries N.V., LYB International Finance B.V., LYB International Finance II B.V., LYB International Finance III, LLC and the securities offered by this prospectus, you should review the entire registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, can be downloaded from the SEC’s web site at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information that LyondellBasell Industries N.V. has filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents that LyondellBasell Industries N.V. has previously filed with the SEC and in connection with any offering of securities hereby, any subsequent filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) prior to the completion of such offering:
•Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, as filed with the SEC on February 25, 2021;
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, as filed with the SEC on April 30, 2021, July 30, 2021, and October 29, 2021 respectively;
•Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 12, 2021 (to the extent incorporated by reference in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020);
•Current Reports on Form 8-K filed with the SEC on March 18, 2021, May 28, 2021, July 2, 2021, July 20, 2021, August 25, 2021, August 27, 2021, November 24, 2021, and December 13, 2021; and
•The description of LyondellBasell Industries N.V.’s ordinary shares contained in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on April 28, 2010, as amended, including any future amendment or report filed for the purpose of updating such description, including the Description of the Company’s Securities Registered Pursuant to Section 12 of the Exchange Act, filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 20, 2020.
You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number and may view the documents by accessing our website at www.lyb.com:
LyondellBasell Industries N.V.
c/o Lyondell Chemical Company
1221 McKinney Street, Suite 300
Houston, Texas 77010
Attn: Corporate Secretary
(713) 309-7200
Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We or the selling securityholders may sell any combination of the securities described in this prospectus from time to time up to an indeterminate dollar amount.
The types of securities that we or selling securityholders may offer and sell from time to time pursuant to this prospectus are:
• ordinary shares of LyondellBasell Industries N.V.;
• debt securities of LyondellBasell Industries N.V., which may be fully and unconditionally guaranteed by LYB International Finance B.V., LYB International Finance II B.V. and LYB International Finance III, LLC;
• debt securities of LYB International Finance B.V. fully and unconditionally guaranteed by LyondellBasell Industries N.V.;
• debt securities of LYB International Finance II B.V. fully and unconditionally guaranteed by LyondellBasell Industries N.V.;
• debt securities of LYB International Finance III, LLC fully and unconditionally guaranteed by LyondellBasell Industries N.V.;
• warrants of LyondellBasell Industries N.V.; and
• units consisting of any of the securities listed above.
Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:
• the type and amount of securities that we or selling securityholders propose to sell;
• the identity of the selling securityholders, if any;
• the public offering price of the securities;
• the names of any underwriters or agents through or to which we or selling securityholders will sell the securities;
• any compensation of those underwriters or agents; and
• information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.
In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus (i) by means of a post-effective amendment to the registration statement of which this prospectus is a part; (ii) through filings we make with the SEC that are incorporated by reference into this prospectus; or (iii) by any other method as may then be permitted under applicable law, rules or regulations.
As used herein, the term “LyondellBasell” refers to LyondellBasell Industries N.V. and, where the context requires, its direct and indirect subsidiaries. “LYB International Finance” refers to LYB International Finance B.V. “LYB International Finance II” refers to LYB International Finance II B.V. “LYB International Finance III” refers to LYB International Finance III, LLC. References to “we,” “us,” “our,” and “the Company” refer to LyondellBasell Industries N.V. and its consolidated subsidiaries, taken as a whole, unless the context clearly indicates otherwise.

LYONDELLBASELL INDUSTRIES N.V.
LyondellBasell is a global, independent chemical public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009.
We are one of the world’s top independent chemical companies based on revenues. We participate globally across the petrochemical value chain and are an industry leader in many of our product lines. Our chemicals businesses consist primarily of large processing plants that convert large volumes of liquid and gaseous hydrocarbon feedstocks into plastic resins and other chemicals. Our chemical products tend to be basic building blocks for other chemicals and plastics, while our plastic products are typically used in large volume applications as well as smaller specialty applications. Our customers use our plastics and chemicals to manufacture a wide range of products that people use in their everyday lives including food packaging, home furnishings, automotive components, paints and coatings. Our refining business consists of our Houston refinery, which processes crude oil into refined products such as gasoline, diesel and jet fuel. We also develop and license chemical and polyolefin process technologies and manufacture and sell polyolefin catalysts.
The executive offices of LyondellBasell are located at 4th Floor, One Vine Street, London, W1J 0AH, The United Kingdom. LyondellBasell’s telephone number at that office is +44 (0) 207 220 2600 and its internet address is www.lyb.com. Other than the documents expressly incorporated herein by reference, the information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

LYB INTERNATIONAL FINANCE B.V.
LYB INTERNATIONAL FINANCE II B.V.
LYB INTERNATIONAL FINANCE III, LLC
LYB International Finance was incorporated as a private company with limited liability (besloten vennootschap) under the laws of the Netherlands on May 14, 2013. LYB International Finance II was incorporated as a private company with limited liability (besloten vennootschap) under the laws of the Netherlands on January 28, 2016. LYB International Finance III was formed as a limited liability company under the laws of the State of Delaware on December 28, 2016. LYB International Finance, LYB International Finance II and LYB International Finance III are wholly (100%) owned subsidiaries of LyondellBasell. LYB International Finance, LYB International Finance II and LYB International Finance III are financing vehicles for LyondellBasell and its consolidated subsidiaries. LYB International Finance, LYB International Finance II and LYB International Finance III have no independent operations, other than issuing debt, hedging such debt when appropriate and on-lending funds raised from such issuances to LyondellBasell and its consolidated subsidiaries. LYB International Finance, LYB International Finance II and LYB International Finance III will lend substantially all proceeds of their borrowings to LyondellBasell and its consolidated subsidiaries. LyondellBasell will fully and unconditionally guarantee the debt securities issued by LYB International Finance, LYB International Finance II and LYB International Finance III as to payment of principal, premium (if any), interest and any other amounts due on such debt securities. The executive offices of LYB International Finance and LYB International Finance II at Delftseplein 27E, 3013AA Rotterdam, The Netherlands. LYB International Finance and LYB International Finance II’s telephone number at that office is +31 (0)10 275 5500. The executive offices of LYB International Finance III are located at 1221 McKinney St., Houston, Texas, 77010 United States. LYB International Finance III’s telephone number at that office is +1 (713) 309-7200.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes, which may include the repayment or refinancing of indebtedness, capital expenditures, dividends, acquisitions, repurchases or redemptions of our securities and working capital requirements. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. LYB International Finance, LYB International Finance II and LYB International Finance III will lend substantially all of the net proceeds each receives from the sale of its securities to LyondellBasell and its consolidated subsidiaries. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
General
The following descriptions are summaries of material terms of LyondellBasell’s ordinary shares, with a par value of four eurocents (€0.04) each, LyondellBasell’s Articles of Association (which we refer to in this section as our Articles of Association) and Dutch law. The full text of our current Articles of Association has been filed with the SEC and is available, in Dutch and English, at our registered office in Rotterdam during regular business hours and is also available, in English, on our website.
Ordinary Shares
LyondellBasell’s authorized share capital is fifty-one million euro (€51,000,000), consisting of one billion two hundred seventy-five million (1,275,000,000) ordinary shares, each with a par value of four eurocents (€0.04). As of December 13, 2021, there were 330,441,041 ordinary shares outstanding, not including 9,704,537 ordinary shares held in treasury.
The description of LyondellBasell’s ordinary shares is contained in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act on April 28, 2010, as amended, which is incorporated by reference into this prospectus.
Voting and Approval Rights
Generally, each shareholder is entitled to one vote for each ordinary share held on every matter submitted to a vote of shareholders, including the annual election of members of the Board of Directors (the “Board”). There are no cumulative voting rights. Pursuant to Dutch law and our Articles of Association, the nomination of a director to our Board is binding on shareholders unless two-thirds of shareholders, representing at least half of issued share capital, vote against the nominee.

Unless otherwise required by our Articles of Association or Dutch law, matters submitted for a vote at a general meeting of shareholders require the approval of a majority of the votes cast at the general meeting. Pursuant to Dutch law and our Articles of Association, shareholders have the right to approve decisions of the Board relating to (i) the transfer of all or substantially all our enterprise by way of a share or asset sale, consolidation or merger or otherwise, (ii) the entering into or termination of a long-lasting commercial relationship that is of essential importance to our business and (iii) the acquisition or disposition of shares or assets with a value of at least one-third of our consolidated asset value.
There are no laws currently in effect in The Netherlands or provisions in our Articles of Association limiting the rights of non-resident investors to hold or vote ordinary shares.
Dividends and Distributions
Pursuant to our Articles of Association, the Board may determine to allocate amounts to our reserves up to the amount of our annual profits. Out of our share premium reserve and other reserves available for shareholder distributions under Dutch law, the general meeting of shareholders may declare distributions upon a proposal of the Board. We cannot pay dividends if the payment would reduce our shareholders’ equity below the aggregate par value of our outstanding ordinary shares, plus reserves (if any) required to be maintained by law. The Board may, subject to certain statutory provisions, distribute one or more interim dividends or other interim distributions before the accounts for any year have been approved and adopted at a general meeting of shareholders, in anticipation of the final dividend or final distribution. Rights to dividends and distributions that have not been collected within five years after the date on which they first became due and payable revert to LyondellBasell.
The payment of dividends or distributions is subject to the requirements of Dutch law and the discretion of our shareholders (in the case of annual dividends) and our Board. The declaration of any cash dividends and, if declared, the amount of any such dividends, will depend upon general business conditions, our financial condition, our earnings and cash flow, our capital requirements, financial covenants and other contractual restrictions on the payment of dividends or distributions. There can be no assurance that any dividends or distributions will be declared or paid in the future. Any future cash dividends or distributions will be paid in U.S. dollars.
Shareholder Meetings
Each shareholder and certain other parties designated under Dutch law will be permitted, either personally or through an attorney authorized in writing, to attend the general meeting of shareholders, to address said meetings and to exercise voting rights, subject to certain provisions of Dutch law and our Articles of Association.
Our general meetings of shareholders will be held in The Netherlands at least annually, within six months after the close of each financial year. Extraordinary general meetings of shareholders may be held as often as the Board deems necessary, or as otherwise provided for pursuant to Dutch law. One or more shareholders representing in the aggregate at least 10% of the issued share capital can request the Board to convene a general meeting of shareholders. In such case, the Board is required to publish a convening notice for such a general meeting of shareholders within four weeks of receipt from such shareholders of (i) a specified agenda for such general meeting of shareholders and, (ii) in the sole discretion of the Board, compelling evidence of the number of shares held by such shareholder or shareholders. If such meeting is not held within six weeks of our receipt of such request, the shareholders requesting a meeting may petition a court in The Netherlands for an order directing the holding of such meeting; the court may order the holding of such a meeting if the persons requesting the meeting can demonstrate that they have a sufficient interest in holding a meeting with the agenda requested by them. In addition, affiliates of Access Industries, one of our shareholders, can require the Board to convene a general meeting of shareholders, for the purpose of allowing for the appointment of one or more of its director nominees under certain circumstances, for so long as it holds, together with its affiliates, at least 5% of the issued share capital.

One or more shareholders representing solely or jointly at least 1% of the issued share capital can request the Board to place a matter on the agenda, provided that the Board has received such request at least 60 days prior to the date of the general meeting of shareholders concerned and provided, further, that matters of strategy are the exclusive responsibility of the Board under Dutch law.
Election and Tenure of Directors
Our Board includes both executive and non-executive members. The executive members of our Board are charged with managing our day-to-day affairs. The non-executive members of our Board are charged with the supervision of the executive Board member(s) and our general course of affairs.
The Board shall determine its size; provided that the Board shall consist of at least nine members, including at least one executive Board member who will hold the title of CEO, and the number of non-executive Board members shall at all times exceed the number of executive Board members.
The general meeting of shareholders appoints the members of the Board, by vote on binding nominations prepared by the Board; provided that the Board may provide for temporary replacements in the event of a vacancy or the inability to act of a Board member.
We have entered into a nomination agreement with affiliates of Access Industries pursuant to which we agreed that (i) if it, together with its affiliates, owns 18% or more of our outstanding ordinary shares, it will have the right to nominate three non-executive members of the Board; (ii) if it, together with its affiliates, owns at least 12% but less than 18% of our outstanding ordinary shares, it will have the right to nominate two non-executive members of the Board; and (iii) if it, together with its affiliates, owns at least 5% but less than 12% of our outstanding ordinary shares, it will have the right to nominate one non-executive member of the Board. The general meeting of shareholders may render such nomination non-binding by means of a resolution adopted by at least two-thirds of the valid votes cast, representing more than half of the issued capital. As of December 14, 2021, three of the members of our Board were nominated in accordance with this agreement.
The general meeting of shareholders may dismiss, or suspend for a period of up to three months, a member of the Board by a resolution adopted by at least two-thirds of the votes cast in a meeting where at least half of the issued share capital is represented. If the general meeting of shareholders has suspended a member of the Board, the general meeting of shareholders shall within three months after the suspension has taken effect resolve either to dismiss such relevant member, or to terminate or continue the suspension, failing which the suspension shall lapse.
Each member of the Board serves a one-year term and there is no limit to the number of times a member of the Board can be reappointed.
Subject to our Articles of Association, the Board may adopt rules and regulations governing its internal proceedings, including rules relating to voting on nominations of directors, board composition and governance.
Issuance of Ordinary Shares/Pre-emptive Rights
Our Articles of Association provide that our Board has the authority to issue shares if authorized by resolution of our shareholders. No such authorization is currently in place, except as relates to share issuances under certain shareholder-approved equity compensation plans. Shareholders may resolve to issue shares on a proposal of the Board in the absence of a Board authorization.

Under Dutch law and our Articles of Association, every holder of ordinary shares will have a preemptive right in the proportion that the aggregate amount of its ordinary shares bears to the total amount of shares outstanding. The preemptive right may be restricted or excluded by a resolution of the Board if the Board is the competent body to issue shares. Otherwise, preemptive rights may be restricted or excluded by shareholders on a proposal of the Board. A holder of ordinary shares will not have a preemptive right to shares which are being issued against contribution other than in cash; to ordinary shares which will be issued to our employees or employees of one of our group companies; and to ordinary shares which will be issued as a result of merger or demerger.
Repurchase of Ordinary Shares
The shareholders may delegate to the Board the authority, subject to certain restrictions contained in Dutch law and our Articles of Association, to cause us to acquire, for consideration, our own fully paid ordinary shares. Such authorization may not be granted for a period exceeding 18 months. In the authorization, the general meeting of shareholders shall determine how many shares thereof may be acquired, the manner in which they may be acquired and between what limits the price for such ordinary shares shall be.
The authorization will not be required for the acquisition of ordinary shares by us for transfer to our employees in accordance with an employee share plan.
At our 2021 general meeting of shareholders, shareholders granted authority to the Board to repurchase up to 10% of our issued share capital until November 28, 2022 on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging up to 110% of the market price at the time of the transaction (or, in the case of an accelerated repurchase arrangement, 110% of the market price over the term of the arrangement).
Capital Reduction
Upon proposal by the Board, the general meeting of shareholders may reduce our issued share capital by cancellation of ordinary shares held by us, subject to certain statutory provisions. However, if less than one half of the issued share capital is present at the meeting, the general meeting of shareholders may only adopt a resolution for capital reduction with a majority of at least two-thirds of the votes cast. As of December 13, 2021, we held 9,704,537 shares in our treasury account.
Amendment of Our Articles of Association
Our Articles of Association may be amended, on the proposal of the Board, by a majority of the votes cast at a general meeting of shareholders; provided that such proposal is stated in the notice for the general meeting and a complete copy of the proposed amendment is filed at our office so that it may be inspected prior to and during the meeting.
Transfer Agent
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The debt securities of LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III covered by this prospectus will be the general unsecured obligations of LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III, respectively. The debt securities of LYB International Finance, LYB International Finance II and LYB International Finance III will be fully and unconditionally guaranteed by LyondellBasell. The debt securities of LyondellBasell may be fully and unconditionally guaranteed by LYB International Finance, LYB International Finance II or LYB International Finance III. LyondellBasell will issue senior debt securities under an indenture between LyondellBasell, as issuer, and Wells Fargo Bank, N.A., as trustee, dated as of March 5, 2015 (the “LyondellBasell Indenture”). LYB International Finance will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture among LYB International Finance, as issuer, LyondellBasell, as guarantor, and Wells Fargo Bank, N.A., as trustee, dated as of July 16, 2013 (the “LYB International Finance Indenture”). LYB International Finance II will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture among LYB International Finance II, as issuer, LyondellBasell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of March 2, 2016 (the “LYB International Finance II Indenture”). LYB International Finance III will issue senior debt securities fully and unconditionally guaranteed by LyondellBasell on a senior unsecured basis under an indenture among LYB International Finance III, as issuer, LyondellBasell, as guarantor, and Wells Fargo Bank, N.A., as trustee, dated as of October 10, 2019 (the “LYB International Finance III Indenture”). The LyondellBasell Indenture, the LYB International Finance Indenture, the LYB International Finance II Indenture, and the LYB International Finance III Indenture are substantially identical except with regards to the entities that will issue and guarantee, if any, the debt securities governed by such indenture.
We have summarized certain material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the indentures (or their forms) with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “LyondellBasell” mean LyondellBasell, all references to “LYB International Finance” mean LYB International Finance only, all references to “LYB International Finance II” mean LYB International Finance II only and all references to “LYB International Finance III” mean LYB International Finance III only.
General. The indentures do not limit the amount of debt securities that LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III may issue under the indentures, and do not limit the amount of other unsecured debt or securities that LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III may issue. LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.
Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
• the price at which LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will issue the debt securities;
• the title of the debt securities;
• the total principal amount of the debt securities;
• in the case of debt securities issued by LyondellBasell, whether the payment of principal and interest on the debt securities is guaranteed and, if so, the terms of the guarantee;

• whether LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will initially issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
• the date or dates on which the principal of and any premium on the debt securities will be payable;
• any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;
• whether and under what circumstances LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will pay any additional amounts with respect to the debt securities;
• the place or places where payments on the debt securities will be payable;
• any provisions for optional redemption or early repayment;
• any sinking fund or other provisions that would require LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III to redeem, purchase or repay the debt securities;
• the denominations in which LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III will issue the debt securities if other than $2,000 and integral multiples of $1,000;
• if payments on the debt securities will be payable in foreign currency or currency units or another form and if payments will be payable by reference to any index or formula;
• any provisions for additional tax amounts or redemption for changes in taxes;
• the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
• any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;
• any changes or additions to the events of default or covenants described in this prospectus and whether such changes or additions are subject to covenant defeasance;
• any restrictions or other provisions relating to the transfer or exchange of debt securities;
• any terms for the conversion or exchange of the debt securities for other securities of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III or any other entity; and
• any other terms of the debt securities which terms shall not adversely affect any prior series of debt securities.
LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If these debt securities are sold, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

If any of the debt securities are sold for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Limitation on Mergers and Consolidations. The indentures generally permit a consolidation or merger involving LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III. They also permit LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of their assets. Each of LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to LYB International Finance, LYB International Finance II and LYB International Finance III, LyondellBasell), or sell, lease, convey, assign, transfer or otherwise dispose of, in any transaction or series of transactions, all or substantially all of its property and assets to any person (other than, with respect to LYB International Finance, LYB International Finance II and LYB International Finance III, LyondellBasell), unless
• either (i) it is the continuing entity or (ii) the resulting entity is organized under the laws of the United States, any state in the United States, the District of Columbia, Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece) and, in each case expressly assumes by a supplemental indenture the performance of its covenants and obligations under the applicable indenture and, in the case of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III as the issuer, the due and punctual payment on the debt securities or, in the case of LyondellBasell with respect to the debt securities of LYB International Finance, LYB International Finance II or LYB International Finance III or LYB International Finance, LYB International Finance II or LYB International Finance III with respect to the debt securities of LyondellBasell, the performance of the related guarantee; and
• immediately after giving effect to such transaction or series of transactions, no default or event of default occurred and is continuing or would result therefrom.
LyondellBasell is also permitted to sell, assign, transfer, lease, convey or otherwise dispose, in one or more related transactions, of assets constituting the capital stock or all or part of the assets of any subsidiary, division or line of business or group of such subsidiaries, divisions or lines of business (“disposed group”) if such disposed group (i) generated Consolidated EBITDA that was less than 40% of the Consolidated EBITDA of LyondellBasell in (a) the most recently completed four quarters or fiscal year for which financial statements are required to be delivered pursuant to the indenture and (b) each of the last three completed fiscal years of LyondellBasell for which financial statements are required to be delivered pursuant to the indenture and (ii) has total assets with a value that is less than 40% of the total value of the consolidated assets of LyondellBasell and its subsidiaries, as determined in accordance with GAAP as of the last date of the latest period for which financial statements are required to be delivered pursuant to the indenture; provided that such disposition otherwise complies with the indenture.
Upon any transaction of the type described in and effected in accordance with this covenant, the resulting entity will succeed to and be substituted for LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, and may exercise all of LyondellBasell’s, LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s rights and powers under the indentures and the debt securities with the same effect as if the resulting entity had been named as LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, in the indentures. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of LyondellBasell’s, LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s obligations and covenants under the applicable indenture and the debt securities, LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will be relieved of all such obligations.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
• failure to pay interest or any additional amounts on any debt securities of that series for 30 days when due;
• failure to pay principal of or any premium on any debt securities of that series when due;
• failure to make or deposit any sinking fund payment for that series for 30 days when due;
• failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than the events of default above or an agreement or covenant that has been included in the applicable indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;
• in the case of LYB International Finance, LYB International Finance II and LYB International Finance III debt securities, the related guarantee of LyondellBasell ceases to be in full force and effect with respect to the debt securities of such series (except as contemplated by the terms thereof) and such default continues for 10 days;
• specified events involving bankruptcy, insolvency or reorganization of LyondellBasell and, with respect to LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s debt securities, LyondellBasell, or LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable; and
• any other event of default provided for that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the applicable indenture that are affected by that failure.
A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of the applicable series of debt securities within 90 days after it becomes known to the trustee. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in any payment on the debt securities of such series, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in the case of the event of default described in the fourth bullet above, 25% in principal amount of all debt securities issued under the applicable indenture that are affected by the default, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs, the principal of and accrued and unpaid interest on all the debt securities issued under that indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (other than an event of default related to the non-payment of principal of or premium or interest on or any additional amounts) may in some cases rescind this accelerated payment requirement and its consequences.
A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:
• the holder gives the trustee written notice of a continuing event of default with respect to that series;

• the holders of at least 25% in principal amount of the then outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
• the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;
• the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and
• during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, the trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of a series of debt securities unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under an indenture that are affected, voting as one class) generally may direct the time, method and place of:
• conducting any proceeding for any remedy available to the trustee; or
• exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.
Each indenture requires LyondellBasell, LYB International Finance, LYB International Finance II and LYB International Finance III, as applicable, to file each year with the trustee a written statement as to their compliance with the covenants contained in the indenture.
Modification, Waiver and Meetings. Each indenture may be amended or supplemented with the consent of the majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:
• reduce the amount of debt securities of the relevant series whose holders must consent to an amendment, supplement or waiver;
• reduce the rate of or change the time for payment of interest on the debt securities;
• reduce the principal of, any premium on or any mandatory sinking fund payment with respect to the debt securities or change their stated maturity;
• reduce any premium payable on the redemption of the debt security or change the time at which the debt securities may or must be redeemed;
• change any obligation to pay additional amounts on the debt securities;
• make payments on the debt securities payable in currency other than as originally stated in the debt securities;

• impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt securities;
• make any change in the percentage of principal amount of debt securities of the relevant series for a waiver of default or make any change in the provisions related to the rights of holders to receive payment or in these bullets regarding modification without the consent of holders;
• waive a continuing default or event of default regarding any non-payment of principal of or premium or interest on or any additional amounts with respect to the debt securities; or
• if applicable, make any change that materially and adversely affects the right to convert any debt security pursuant to its terms.
Each indenture may be supplemented or amended or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:
• to cure any ambiguity, omission, defect or inconsistency;
• to provide for the assumption of LyondellBasell’s, LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s obligations, as applicable, under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under that indenture;
• to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
• to provide any security for, or to add any guarantees of or obligors on, any series of debt securities or the related guarantees;
• to conform to this description of debt securities or the description of the notes included in the prospectus supplement with respect to the debt securities of a particular series of debt securities;
• to comply with any requirement to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”);
• to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under an indenture;
• to add events of default with respect to any series of debt securities;
• to make any change that does not adversely affect any outstanding debt securities of any series issued under an indenture in any material respect;
• to amend or supplement an indenture to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the applicable provisions of such indenture; and
• to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the applicable indenture.
The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any:
• default or event of default in any payment on any debt securities; or

• compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
We, the trustee or the holders of at least 33 1⁄3% in principal amount of the outstanding debt securities of the applicable series, may at any time call a meeting of the holders of debt securities of a particular series for the following purposes:
• to give any notice to us or the trustee, or to give any directions to the trustee, or waive any default or event of default and its consequences or to take any other action authorized to be taken by the holders pursuant to the applicable indenture;
• to remove the trustee and nominate a successor trustee;
• to consent to the execution of an indenture or of indentures supplemental to an indenture; or
• to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the debt securities of any one or more or all series, as the case may be, under any other provision of the applicable indenture or under applicable law.
Any resolution passed or decision taken at any meeting of holders of debt securities of a particular series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called for the holders of debt securities of a particular series to adopt a resolution will be the presence of persons holding or representing such debt securities of that series in an aggregate principal amount sufficient to take action upon the business for the transaction of which the meeting was called.
Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee under the indenture any combination of funds or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, either of the following will occur:
• LyondellBasell and, with respect to the LYB International Finance, LYB International Finance II and LYB International Finance III indentures, LyondellBasell and LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will be discharged from its or their obligations with respect to the debt securities of that series (“legal defeasance”); or
• LyondellBasell and, with respect to the LYB International Finance, LYB International Finance II and LYB International Finance III indentures, LyondellBasell and LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will no longer have any obligation to comply with the restrictive covenants applicable to that series of debt securities, and the related events of default will no longer apply (“covenant defeasance”).
If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III to pay principal, premium, interest and any additional amounts on the debt securities will also survive.
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee and repayment to us of excess money or government securities, when:
• either
• all outstanding debt securities of that series have been delivered to the trustee for cancellation; or
• all outstanding debt securities of that series not delivered to the trustee for cancellation either:
• have become due and payable,
• will become due and payable at their stated maturity within one year, or
• are to be called for redemption within one year; and
• any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due has been deposited with the trustee; and
• all other sums payable by LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III with respect to the debt securities of that series have been paid.
Governing Law. New York law will govern the indentures, the debt securities and the guarantees.
Trustee. Wells Fargo Bank, N.A. is the trustee under the LyondellBasell Indenture, the LYB International Finance Indenture and the LYB International Finance III Indenture. Wells Fargo Bank, N.A. serves as trustee or custodian relating to a number of series of debt obligations of LyondellBasell. Certain of Wells Fargo Bank, N.A.’s affiliates perform certain commercial banking services for us for which they receive customary fees. Deutsche Bank Trust Company Americas is the trustee under the LYB International Finance II Indenture. Certain of Deutsche Bank Trust Company Americas’ affiliates perform certain commercial banking services for us for which they receive customary fees.
Each indenture contains limitations on the right of the trustee, if it or any of its affiliates becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act, it must eliminate that conflict or resign.
Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.
Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will affect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, initially designates, LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption, LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, will not be required to register the transfer or exchange of:
• any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or
• any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At LyondellBasell’s, LYB International Finance’s, LYB International Finance II’s or LYB International Finance III’s option, as applicable, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is, when used with respect to any place of payment or any other particular location referred to in the indenture or in the debt securities of any series, any day except a Saturday, Sunday or any other day on which commercial banks in such place of payment or other location are authorized or obligated by law or executive order to close.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, holders entitled to the money must look to LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as the case may be, for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Ranking. The debt securities will constitute senior debt of LyondellBasell, LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, and will rank equally with all of the other series of debt securities issued under the applicable indenture and will rank senior to all series of subordinated securities issued by them and outstanding from time to time.
Restrictive Covenants. Each of the indentures contains restrictions on the activities of LyondellBasell and its subsidiaries for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply to a series of debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description of the restrictive covenants the capitalized terms that we have defined below under “Glossary.”
Limitation on Liens
Each indenture provides that LyondellBasell will not, nor will it permit any subsidiary to, create, incur, issue, assume or guarantee any Debt secured by a Lien of or upon any Principal Property or Capital Stock of any subsidiary that directly owns any Principal Property, whether such Principal Property or Capital Stock is owned as of the date of issuance of the applicable debt securities or thereafter acquired, without in any such case making or causing to be made effective provision (and LyondellBasell covenants that in any such case it shall make or cause to be made effective provision) whereby the debt securities (together with, if LyondellBasell shall so determine, any other Debt created, incurred, issued, assumed or guaranteed by LyondellBasell or any subsidiary then existing or thereafter created) shall be secured by such Lien equally and ratably with (or, at the option of LyondellBasell, prior to) such Debt, so long as such Debt shall be so secured. The foregoing restrictions will not, however, apply to Debt secured by Permitted Liens.
In addition, LyondellBasell or any subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee Debt that would otherwise be subject to the foregoing restrictions, if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restriction (other than any Debt secured by Liens permitted as described under clauses (1) through (7) of the definition of Permitted Liens) plus the aggregate amount of all Attributable Debt of LyondellBasell and any of its subsidiaries in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted pursuant to clauses (1) and (2) of the first sentence of the first paragraph under “ —Limitation on Sale / Lease-Back Transactions”, below) does not exceed 15% of Consolidated Net Tangible Assets of LyondellBasell.
Limitation on Sale / Lease-Back Transactions
LyondellBasell will not, and will not permit any of its subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,
(1) LyondellBasell or such subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (1) or (6) of the definition of Permitted Liens, without equally and ratably securing the debt securities, to create, issue, assume or guarantee Debt secured by a Lien on such Principal Property; or
(2) LyondellBasell or such subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (x) the net proceeds of the sale of such Principal Property or (y) the fair market value (as determined by the Board of Directors of LyondellBasell) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Debt incurred or assumed by LyondellBasell or any subsidiary (other than indebtedness owned by LyondellBasell or any subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or

(3) the Attributable Debt of LyondellBasell and its subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (1) and (2) of this covenant), plus the aggregate principal amount of Debt secured by Liens then outstanding (not including any such Debt secured by Liens described in clauses (1) through (7) of the definition of Permitted Liens) which do not equally and ratably secure the debt securities (or secure debt securities on a basis that is prior to other Debt secured thereby) would not exceed 15% of Consolidated Net Tangible Assets of LyondellBasell.
Glossary
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by LyondellBasell) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Capital Stock” means:
(1) in the case of a corporation, capital stock or shares;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;
(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
“Consolidated EBITDA” means, for any period, the consolidated operating income plus consolidated depreciation, amortization and other non-cash charges and losses and minus consolidated non-cash credits, gains and income, in each case of LyondellBasell and its subsidiaries for such period; it being understood that such amounts may be determined on a combined basis for a disposed group.
“Consolidated Net Tangible Assets” means the Total Assets of LyondellBasell and its subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of LyondellBasell and its subsidiaries), in each case calculated in accordance with GAAP, provided, that in the event that LyondellBasell or any of its subsidiaries assumes or acquires any assets in connection with the acquisition by LyondellBasell and its subsidiaries of another person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.
“Debt” means any indebtedness for borrowed money.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date with respect to a series of debt securities, LyondellBasell may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in the indentures to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. LyondellBasell shall give notice of any such election to the trustee.
“Issue Date” means, with respect to debt securities of a series, the first date on which the debt securities of such series are originally issued under the applicable indenture.
“Lien” means any mortgage, security interest, pledge or lien.
“Permitted Liens” means:
(1) Liens of or upon any property acquired, leased, constructed or improved by, or of or upon any shares of Capital Stock or Debt acquired by, LyondellBasell or any subsidiary (i) to secure the payment of all or any part of the purchase price of such property, shares of Capital Stock or Debt upon the acquisition thereof by LyondellBasell or any subsidiary, or (ii) to secure any Debt issued, assumed or guaranteed by LyondellBasell or any subsidiary prior to, at the time of, or within one year after (A) in the case of property, the later of the acquisition, lease, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (B) in the case of shares of Capital Stock or Debt, the acquisition of such shares of Capital Stock or Debt, which Debt is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of Capital Stock or Debt and, in the case of property, the cost of construction thereof or improvements thereon;
(2) Liens of or upon any property, shares of Capital Stock or Debt existing at the time of acquisition thereof by LyondellBasell or any subsidiary;
(3) Liens of or upon any property of a corporation existing at the time such corporation is merged with or into or consolidated with LyondellBasell or any subsidiary or existing at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to LyondellBasell or any subsidiary;
(4) Liens of or upon (A) any property of, or shares of Capital Stock or Debt of, a person existing at the time such person becomes a subsidiary or (B) any shares of Capital Stock or Debt of a joint venture;
(5) Liens to secure Debt of any subsidiary to LyondellBasell or to another subsidiary;
(6) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of Capital Stock or Debt subject to such Liens, or the cost of constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financings); and
(7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien existing on the Issue Date or any Lien referred to in the foregoing clauses (1) through (6), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of Capital Stock or Debt which was subject to the Lien so extended, renewed or replaced.

“Principal Property” means any single refinery, any single manufacturing plant or any single parcel of real estate, in each case owned by LyondellBasell or any of its subsidiaries, the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such refinery, manufacturing plant or parcel of real estate that, in the opinion of the Board of Directors of LyondellBasell, is not of material importance to the business conducted by LyondellBasell and its subsidiaries as a whole.
“Sale and Lease-Back Transaction” means the leasing by LyondellBasell or any subsidiary of any Principal Property, whether owned on the Issue Date or acquired after such date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between LyondellBasell and any subsidiary or between subsidiaries), which Principal Property has been or is to be sold or transferred by LyondellBasell or such subsidiary to any party with the intention of taking back a lease of such Principal Property.
“Total Assets” means the total consolidated assets of LyondellBasell and its subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date as shown on the most recent quarterly balance sheet of LyondellBasell, determined on a consolidated basis according to GAAP.
DESCRIPTION OF GUARANTEES
Guarantee of LYB International Finance, LYB International Finance II and LYB International Finance III Debt Securities
LyondellBasell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by LYB International Finance, LYB International Finance II and LYB International Finance III in respect of the debt securities issued by LYB International Finance, LYB International Finance II and LYB International Finance III, as applicable, when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable, in respect of such debt securities, the holder of the debt securities may institute legal proceedings directly against LyondellBasell to enforce the guarantees without first proceeding against LYB International Finance, LYB International Finance II or LYB International Finance III, as applicable. The guarantees will rank equally with all of LyondellBasell’s other unsecured and unsubordinated debt from time to time outstanding.
Guarantee of LyondellBasell Debt Securities
LYB International Finance, LYB International Finance II and LYB International Finance III may fully and unconditionally guarantee LyondellBasell’s payment obligations under any series of debt securities issued by LyondellBasell. If a series of debt securities is so guaranteed, LYB International Finance, LYB International Finance II and LYB International Finance III, as applicable, will execute a separate guarantee agreement or a supplemental indenture as evidence of its guarantee. We will provide the specific terms of any such guarantee in the applicable prospectus supplement.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We or any selling securityholder may sell the securities from time to time:
• through agents,
• to or through underwriters,
• through broker-dealers (acting as agent or principal),
• directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise,
• through a combination of any such methods of sale, or
• through any other methods described in a prospectus supplement.
We will identify the specific plan of distribution, including any agents, underwriters, broker-dealers or direct purchasers and their compensation in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS
The validity of the ordinary shares, warrants and units in respect of which this prospectus is being delivered will be passed on for us by our Dutch counsel, De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, as to certain matters of Dutch law. The validity of the debt securities and guarantees in respect of which this prospectus is being delivered will be passed on for us by our U.S. counsel, Gibson, Dunn & Crutcher LLP, Houston, Texas.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered. We will pay all these expenses.

		Amount to be Paid
SEC Registration Fee	$	*
Printing Fees and Expenses		(1)
Legal Fees and Expenses		(1)
Accounting Fees and Expenses		(1)
Blue Sky Fees and Expenses		(1)
Transfer Agent and Registrar Fees		(1)
Rating Agency Fees and Expenses		(1)
Miscellaneous		(1)
Total		$(1)
___________________
*    In accordance with Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(1)    Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the ordinary shares being offered hereby will be included in the applicable prospectus supplement.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Indemnification Arrangements
Article 24 of Chapter XI of the Articles of Association of LyondellBasell contains indemnification provisions for its current and former directors and officers, as well as directors and officers of its subsidiaries, including LYB International Finance, LYB International Finance II and LYB International Finance III, as described generally below.

Pursuant to the Articles of Association, we are obligated to indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she (or a person or entity for whom he or she) is or was a member of the LyondellBasell Board or a similar body of its subsidiaries or is or was serving as an agent of LyondellBasell, including service with respect to employee benefit plans. For these purposes, an “agent” includes any person who is or was a Board member, officer, employee or other agent of LyondellBasell or is or was serving at our request as a board member, director, officer, employee or other agent of another company, partnership, joint venture, trust or other enterprise. Our indemnification obligation applies to all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred, except that our indemnification does not apply in respect of any claim, issue or matter as to which the person is adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to us, unless and only to the extent that the court in which such action suit or proceeding was brought or any other court having appropriate jurisdiction determines otherwise.
Expenses (including attorneys’ fees) incurred in defending a proceeding may be paid by us in advance of the final disposition of such proceeding upon a resolution of our Board with respect to the specific case upon receipt of an undertaking by or on behalf of the person seeking to have his or her expenses paid to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by us.
We have entered into indemnification agreements with our current directors. We believe that these indemnification agreements are necessary to attract and retain qualified persons as our directors. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
We maintain directors’ and officers’ liability insurance coverage.

ITEM 16. EXHIBITS

Exhibit Number	Description

1.1**	Form of Underwriting Agreement for securities registered hereby

3.1	Articles of Association of LyondellBasell Industries N.V., as amended June 1, 2018 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 5, 2018)

3.2	Articles of Association of LYB International Finance B.V., dated as of May 14, 2013 (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-3 dated June 17, 2013)

3.3	Articles of Association of LYB International Finance II B.V., dated as of January 28, 2016 (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-3 dated February 19, 2016)

3.4
Certificate of Formation of LYB International Finance III, LLC, dated as of December 28, 2016 (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-3 dated February 22, 2019)

Exhibit Number	Description

3.5
Limited Liability Company Agreement of LYB International Finance III, LLC, dated as of March 9, 2018 (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-3 dated February 22, 2019)

4.1
Description of the Company’s Securities Registered Pursuant to Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.1 of our Annual Report on Form 10-K filed with the SEC on February 20, 2020)

4.2
Specimen certificate for Class A ordinary shares, par value €0.04 per share, of LyondellBasell Industries N.V. (incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on February 16, 2016)

4.3
Registration Rights Agreement by and among LyondellBasell Industries N.V. and the Holders (as defined therein), dated as of April 30, 2010 (incorporated by reference to Exhibit 4.7 to our Amendment No. 2 to Form 10 dated July 26, 2010)

4.4
Second Amended and Restated Nomination Agreement, dated June 1, 2018, between AI International Chemicals S.à R.L. and LyondellBasell Industries N.V. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 5, 2018)

4.5
Indenture relating to 5.750% Senior Notes due 2024, among LyondellBasell Industries N.V., as issuer, each of the Guarantors named therein, as guarantors, Wells Fargo Bank, National Association, as trustee, registrar and paying agent, dated as of April 9, 2012 (including form of 5.750% Senior Note due 2024) (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on April 10, 2012)

4.6
First Supplemental Indenture, dated as of December 10, 2015, to Indenture dated as of April 9, 2012, between LyondellBasell Industries N.V. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 14, 2015)

4.7
Indenture, between LyondellBasell Industries N.V., as Company, and Wells Fargo Bank, National Association, as trustee, dated as of March 5, 2015 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 5, 2015)

4.8
Officer’s Certificate of LyondellBasell Industries N.V. relating to the 4.625% Senior Notes due 2055, dated as of March 5, 2015 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on March 5, 2015)

4.9
Form of LyondellBasell Industries N.V.’s 4.625% Senior Notes due 2055 (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on March 5, 2015 and included in Exhibit 4.2 thereto)

4.10**	Form of debt security of LyondellBasell Industries N.V.

Exhibit Number	Description

4.11
Indenture, among LYB International Finance B.V., as Issuer, LyondellBasell Industries N.V., as Guarantor, and Wells Fargo Bank, National Association, as trustee, dated as of July 16, 2013 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 16, 2013)

4.12
Officer’s Certificate of LYB International Finance B.V. relating to the 4.000% Guaranteed Notes due 2023, dated as of July 16, 2013 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on July 16, 2013)

4.13	Form of LYB International Finance B.V.’s 4.000% Guaranteed Notes due 2023 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on July 16, 2013)

4.14
Officer’s Certificate of LYB International Finance B.V. relating to the 5.250% Guaranteed Notes due 2043, dated as of July 16, 2013 (incorporated by reference to Exhibit 4.3 to our Form 8-K filed with the SEC on July 16, 2013)

4.15	Form of LYB International Finance B.V.’s 5.250% Guaranteed Notes due 2043 (incorporated by reference to Exhibit 4.3 to our Form 8-K filed with the SEC on July 16, 2013)

4.16
Officer’s Certificate of LYB International Finance B.V. relating to the 4.875% Guaranteed Notes due 2044, dated as of February 28, 2014 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on February 28. 2014)

4.17	Form of LYB International Finance B.V.’s 4.875% Guaranteed Notes due 2044 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed with the SEC on February 28. 2014)

4.18**	Form of debt security of LYB International Finance B.V.

4.19**	Form of guarantee agreement of LYB International Finance B.V.

4.20
Indenture, among LYB International Finance II B.V., as Issuer, LyondellBasell Industries N.V., as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee, dated as of March 2, 2016 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 2, 2016)

4.21
Officer’s Certificate of LYB International Finance II B.V. relating to the 3.500% Guaranteed Notes due 2027, dated as of March 2, 2017 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on March 2, 2017)

4.22
Form of LYB International Finance II B.V.’s 3.500% Guaranteed Notes due 2027 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on March 2, 2017 and included in Exhibit A thereto)

4.23
Supplemental Indenture, among LYB International Finance II B.V., as Issuer, LyondellBasell Industries N.V., as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee, dated as of September 17, 2019 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on September 17, 2019)

Exhibit Number	Description

4.24	Form of LYB International Finance II B.V.’s 0.875% Guaranteed Notes due 2026 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on September 17, 2019)

4.25	Form of LYB International Finance II B.V.’s 1.625% Guaranteed Notes due 2031 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on September 17, 2019)

4.26**	Form of debt security of LYB International Finance II B.V.

4.27**	Form of guarantee agreement of LYB International Finance II B.V.

4.28
Indenture, among LYB International Finance III, LLC, as Issuer, LyondellBasell Industries N.V., as Guarantor, and Wells Fargo Bank, National Association, as Trustee, dated as of October 10, 2019 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on October 10, 2019)

4.29
Officer’s Certificate of LYB International Finance III, LLC relating to the 4.200% Guaranteed Notes due 2049, dated as of October 10, 2019 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 10, 2019)

4.30	Form of LYB International Finance III, LLC’s 4.200% Guaranteed Notes due 2049 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 10, 2019)

4.31
Officer’s Certificate of LYB International Finance III, LLC relating to the 3.375% Guaranteed Notes due 2030, and 4.200% Guaranteed Notes due 2050 dated as of April 20, 2020 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on April 21, 2020)

4.32	Form of LYB International Finance III, LLC’s 3.375% Guaranteed Notes due 2030 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on April 21, 2020)

4.33	Form of LYB International Finance III, LLC’s 4.200% Guaranteed Notes due 2050 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on April 21, 2020)

4.34
Officer’s Certificate of LYB International Finance III, LLC relating to the 1.250% Guaranteed Notes due 2025, 2.250% Guaranteed Notes due 2030, 3.375% Guaranteed Notes due 2040, 3.625% Guaranteed Notes due 2051, and 3.800% Guaranteed Notes due 2060, dated as of October 8, 2020 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 8, 2020)

4.35	Form of LYB International Finance III, LLC’s 1.250% Guaranteed Notes due 2025 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 8, 2020)

4.36	Form of LYB International Finance III, LLC’s 2.250% Guaranteed Notes due 2030 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 8, 2020)

Exhibit Number	Description

4.37	Form of LYB International Finance III, LLC’s 3.375% Guaranteed Notes due 2040 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 8, 2020)

4.38	Form of LYB International Finance III, LLC’s 3.625% Guaranteed Notes due 2051 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 8, 2020)

4.39	Form of LYB International Finance III, LLC’s 3.800% Guaranteed Notes due 2060 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on October 8, 2020)

4.40**	Form of debt security of LYB International Finance III, LLC

4.41**	Form of guarantee agreement of LYB International Finance III, LLC

4.42**	Form of warrant agreement

4.43**	Form of unit agreement

5.1*	Legal opinion of De Brauw Blackstone Westbroek N.V.

5.2*	Legal opinion of Gibson, Dunn & Crutcher LLP

23.1*	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.2)

23.3*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1*	Powers of Attorney (included on the signature pages hereto)

25.1*	Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture, between LyondellBasell Industries N.V., as Issuer and Wells Fargo Bank, National Association, as Trustee

25.2*
Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture, between LYB International Finance B.V., as Issuer, LyondellBasell Industries N.V., as Guarantor, and Wells Fargo Bank, National Association, as Trustee

25.3*
Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture, between LYB International Finance II B.V., as Issuer, LyondellBasell Industries N.V., as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee

Exhibit Number	Description

25.4*
Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture, between LYB International Finance III, LLC., as Issuer, LyondellBasell Industries N.V., as Guarantor, and Wells Fargo Bank, National Association, as Trustee

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

ITEM 17. UNDERTAKINGS
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) To file an application for the purpose of determining the eligibility of the trustee under each indenture identified in Exhibits 25.1, 25.2 and 25.3 hereto to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on December 14, 2021.

LYONDELLBASELL INDUSTRIES N.V.

/s/ Bhavesh V. Patel
Name:	Bhavesh V. (Bob) Patel
Title:	Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and Michael C. McMurray, Jeffrey A. Kaplan and Charity R. Kohl and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bhavesh V. Patel	Chief Executive Officer and Director	December 14, 2021
Bhavesh V. (Bob) Patel	(Principal Executive Officer)

/s/ Michael C. McMurray	Executive Vice President and Chief Financial Officer	December 14, 2021
Michael C. McMurray	(Principal Financial Officer)

/s/ Emeka Oyolu	Senior Vice President and Chief Accounting Officer	December 14, 2021
Emeka Oyolu	(Principal Accounting Officer)

/s/ Jacques Aigrain	Director	December 14, 2021
Jacques Aigrain

/s/ Lincoln Benet	Director	December 14, 2021
Lincoln Benet

Signature	Title	Date

/s/ Jagjeet S. Bindra	Director	December 14, 2021
Jagjeet S. Bindra

/s/ Robin W.T. Buchanan	Director	December 14, 2021
Robin W.T. Buchanan

/s/ Anthony R. Chase	Director	December 14, 2021
Anthony R. Chase

/s/ Stephen F. Cooper	Director	December 14, 2021
Stephen F. Cooper

/s/ Nance K. Dicciani	Director	December 14, 2021
Nance K. Dicciani

/s/ Robert W. Dudley	Director	December 14, 2021
Robert W. Dudley

/s/ Claire S. Farley	Director	December 14, 2021
Claire S. Farley

/s/ Michael S. Hanley	Director	December 14, 2021
Michael S. Hanley

/s/ Albert J. Manifold	Director	December 14, 2021
Albert J. Manifold

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Houston, Texas, on December 14, 2021.

LYB INTERNATIONAL FINANCE B.V.

/s/ Jeffrey A. Kaplan
Name:	Jeffrey A. Kaplan
Title:	Attorney-in-fact
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. McMurray, Jeffrey A. Kaplan and Charity R. Kohl and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank van Es	Director	December 14, 2021
Frank van Es

/s/ Frits van Blitterswijk	Director	December 14, 2021
Frits van Blitterswijk

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Houston, Texas, on December 14, 2021.

LYB INTERNATIONAL FINANCE II B.V.

/s/ Jeffrey A. Kaplan
Name:	Jeffrey A. Kaplan
Title:	Attorney-in-fact
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. McMurray, Jeffrey A. Kaplan and Charity R. Kohl and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Frank van Es	Director	December 14, 2021
Frank van Es

/s/ Frits van Blitterswijk	Director	December 14, 2021
Frits van Blitterswijk

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Houston, Texas, on December 14, 2021.

LYB INTERNATIONAL FINANCE III, LLC

By: Lyondell Chemical Company, its Sole Member

/s/ Jeffrey A. Kaplan
Name:	Jeffrey A. Kaplan
Title:	Executive Vice President and Chief Legal Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. McMurray, Jeffrey A. Kaplan and Charity R. Kohl and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bhavesh V. Patel	Chief Executive Officer	December 14, 2021
Bhavesh V. (Bob) Patel	(Principal Executive Officer)

/s/ Michael C. McMurray	Executive Vice President and Chief Financial Officer	December 14, 2021
Michael C. McMurray	(Principal Financial Officer)

/s/ Emeka Oyolu	Senior Vice President and Chief Accounting Officer	December 14, 2021
Emeka Oyolu	(Principal Accounting Officer)